UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): May 16, 2022

First Internet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana	001-35750	20-3489991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8701 E. 116th Street	46038
Fishers, Indiana
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, without par value	INBK	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2029	INBKZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2022, the board of directors of First Internet Bancorp (the “Company”), at the recommendation of the compensation committee of the board of directors, approved the First Internet Bancorp 2022 Equity Incentive Plan (the “Plan”), subject to shareholder approval. On May 2, 2022, at the recommendation of the compensation committee, the board of directors approved an amendment and restatement of the Plan, subject to shareholder approval. At the annual meeting of shareholders (the “Annual Meeting”) held virtually via the Internet on May 16, 2022 (the “Effective Date”), the shareholders of the Company approved the Plan. As provided in the Plan, 400,000 shares of common stock, no par value per share (“Common Stock”), are available for issuance under the Plan, plus any Common Stock remaining available for future grants under the First Internet Bancorp 2013 Equity Incentive Plan (the “Prior Plan”) on the Effective Date. The Company’s authority to grant new awards under the Prior Plan terminated upon shareholder approval of the Plan on the Effective Date.

A more complete description of the terms of the Plan can be found in “Proposal 4—Approval of 2022 Equity Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 28, 2022, as supplemented by definitive additional materials filed by the Company with the SEC on May 2, 2022 (collectively, the “Proxy Statement”), which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the Proxy Statement are qualified by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on May 16, 2022. Shareholders voted on the following proposals, each as described further in the Proxy Statement.

Proposal 1 – Election of Directors

The shareholders elected each of the eight nominees to serve as a director for a one-year term ending at the next annual meeting of shareholders, based on the votes listed below.

Nominee	For	Withheld	Broker Non-Votes
Aasif M. Bade	7,298,485	213,067	914,040
David B. Becker	7,156,544	355,008	914,040
Justin P. Christian	7,361,627	149,925	914,040
Ann Colussi Dee	7,352,155	159,397	914,040
Ana Dutra	6,238,987	1,272,565	914,040
John K. Keach, Jr.	7,309,566	201,986	914,040
David R. Lovejoy	6,761,887	749,665	914,040
Jean L. Wojtowicz	7,315,051	196,501	914,040

Proposal 2 – Advisory Vote to Approve Executive Compensation (“Say-on-Pay Vote”)

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, based on the votes listed below.

For	Against	Abstained	Broker Non-Votes
7,176,661	318,679	16,212	914,040

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for 2022, based on the votes listed below.

For	Against	Abstained
8,338,905	85,291	1,396

Proposal 4 – Vote to approve the First Internet Bancorp 2022 Equity Incentive Plan

The shareholders approved the Plan, based on the votes listed below.

For	Against	Abstained	Broker Non-Votes
7,090,287	402,391	18,874	914,040

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description	Method of Filing
10.1	First Internet Bancorp 2022 Equity Incentive Plan	Filed electronically
104	Cover Page Interactive Data File (embedded in the cover page formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 17, 2022

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Executive Vice President & Chief Financial Officer